Product supplement no. 170-A-II To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated September 15, 2009 Rule 424(b)(2)

Market Plus Notes Linked to a Commodity or a Commodity Index

General

  JPMorgan Chase & Co. may offer and sell market plus notes linked to a commodity, which we refer to as the Commodity, or linked to a commodity index, which we refer to as the Index, from time to time. We refer to a Commodity or Index collectively as the Underlying. This product supplement no. 170-A-II describes terms that will apply generally to the market plus notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. A separate underlying supplement or the relevant terms supplement will describe any Underlying not described in this product supplement and to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related underlying supplement, or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  Payment is linked to an Underlying as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-65.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Underlying, any of the futures contracts underlying the Underlying or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, the Underlying.
  The market disruption events applicable to the Underlying are different from the market disruption events that may be applicable to an equity security or an equity index. For more information about the impact of market disruption events (including the early acceleration of the amounts due and payable under the terms of the notes), please see “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”
  The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Key Terms

Underlying: Payment at Maturity (If a Knock-Out Event has occurred):

A Commodity or a Commodity Index as specified in the relevant terms supplement.

Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes), unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has occurred, your payment at maturity will reflect the performance of the Underlying, subject to the Maximum Return, if applicable. Your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the Underlying Return, subject to the Maximum Return, if applicable.

If a Knock-Out Event has occurred, you will lose some or all of your investment at maturity if the Ending Level has declined from the Initial Level (or Strike Level, if applicable).

For more information about the impact of market disruption events (including the early acceleration of the amounts due and payable under the terms of the notes) please see “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Payment at Maturity (If a Knock-Out Event has not occurred):

The amount you will receive at maturity is based on the value of the Ending Level relative to the Initial Level (or Strike Level, if applicable), whether a Knock-Out Event has occurred and the Knock-Out Buffer Amount.

Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes), unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has not occurred, your payment at maturity will reflect the performance of the Underlying, subject to the Contingent Minimum Return and, if applicable, the Maximum Return, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the greater of (i) the Contingent Minimum Return and (ii) the Underlying Return, subject to the Maximum Return, if applicable.

For more information about the impact of market disruption events (including the early acceleration of the amounts due and payable under the terms of the notes) please see “Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

(continued on next page)

Investing in the Market Plus Notes involves a number of risks. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 170-A-II, the accompanying prospectus supplement and prospectus, or any related underlying supplement or terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

September 15, 2009

Key Terms (continued):

Knock-Out Event:

Unless otherwise specified in the relevant terms supplement, a “Knock-Out Event” occurs if, (a) for notes with continuous monitoring, at any time during the Monitoring Period or on any Monitoring Day, as applicable, the Trading Price or Index Level, as applicable, has declined, as compared to the Initial Level (or Strike Level, if applicable), by a percentage that is equal to or greater than the Knock-Out Buffer Amount, or (b) for notes with daily monitoring, on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the Closing Price or Index Closing Level, as applicable, has declined, as compared to the Initial Level (or Strike Level, if applicable), by a percentage that is equal to or greater than the Knock-Out Buffer Amount.

The relevant terms supplement will specify whether continuous or daily monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Underlying. For example, the relevant terms supplement may specify weekly or monthly monitoring on specified day(s) during a week or month for purposes of determining whether a Knock-Out Event has occurred. We refer to each such specified day as a “Monitoring Day.”

Trading Price or Index Level:

For notes linked to a Commodity, unless otherwise specified in the relevant terms supplement, the “Trading Price,” if applicable, of the Commodity or any relevant successor Commodity (as defined under “General Terms of Notes — Discontinuation of Trading of the Commodity on its Relevant Exchange; Alteration of Method of Calculation”) at any time (including at the open and close of trading for the Commodity) during the Monitoring Period or on a Monitoring Day will equal the price of the Commodity or the relevant successor Commodity on the relevant exchange at such time as published (a) on the applicable page of Bloomberg, L.P., which we refer to as “Bloomberg,” or the relevant Bloomberg ticker symbol for the Commodity (as described in the definition of “Closing Price”), or on the relevant Bloomberg page or ticker symbol for such successor Commodity, as applicable or (b) on the applicable page of Reuters Group PLC, which we refer to as “Reuters” or on the relevant Reuters page for such successor Commodity, as applicable.

For notes linked to an Index, unless otherwise specified in the relevant terms supplement, the “Index Level,” if applicable, at any time (including at the open and close of trading for the Index) during the Monitoring Period or on a Monitoring Day will equal the value at such time for the Index as published on Bloomberg, or any successor page, or the Bloomberg page or successor page for any successor index.

Closing Price or Index Closing Level:

For notes linked to a Commodity, unless otherwise specified in the relevant terms supplement, the “Closing Price,” if applicable, of the Commodity or any relevant successor Commodity (as defined under “General Terms of Notes — Discontinuation of Trading of the Commodity on its Relevant Exchange; Alteration of Method of Calculation”) on any trading day will be the applicable settlement price or fixing level as displayed on Bloomberg with respect to the applicable Commodity as set forth under “Description of Notes — Payment at Maturity.”

For notes linked to an Index, the “Index Closing Level” on any trading day will equal the closing level of the Index or any successor index thereto (as described under any related underlying supplement or under “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading on that trading day. In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index described under any related underlying supplement or under " — Postponement of a Determination Date," or “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation.”

Monitoring Period or Monitoring Day(s):

As specified in the relevant terms supplement, if applicable. For example, the relevant terms supplement may specify that the Monitoring Period consists of each trading day from the pricing date to and including the final Valuation Date. Alternatively, the relevant terms supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates.

Contingent Minimum Return:	A fixed percentage as specified in the relevant terms supplement.
Maximum Return:

If applicable, a fixed percentage that is greater than the Contingent Minimum Return as specified in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return, the appreciation potential of the notes will be limited to the Maximum Return even if the Underlying Return is greater than the Maximum Return.

Knock-Out Buffer Amount:	A fixed percentage as specified in the relevant terms supplement.
Underlying Return:	Unless otherwise specified in the relevant terms supplement: Ending Level – Initial Level (or Strike Level, if applicable) Initial Level (or Strike Level, if applicable)
Initial Level:

For notes linked to a Commodity, unless otherwise specified in the relevant terms supplement, the Closing Price on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Closing Prices on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

For notes linked to an Index, unless otherwise specified in the relevant terms supplement, the Index Closing Level on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Ending Level:

For notes linked to a Commodity, the Closing Price on the Observation Date or such other date as specified in the relevant terms supplement or the arithmetic average of the Closing Prices on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

For notes linked to an Index, the Index Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Key Terms (continued):

Strike Level:

The relevant terms supplement may specify a level other than the Initial Level to be used for calculating the Underlying Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Closing Price or Index Closing Level, as applicable, as of a specified date, or may be determined without regard to the Closing Price or Index Closing Level, as applicable, as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Initial Level, will be used to calculate the Underlying Return.

Valuation Date(s):

The Ending Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes – Postponement of a Determination Date.”

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to the impact of certain market disruption events (including the early acceleration of the amounts due and payable under the terms of the notes) and as described under “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related underlying supplement, this product supplement no. 170-A-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related underlying supplement and this product supplement no. 170-A-II and with respect to JPMorgan Chase & Co. This product supplement no. 170-A-II, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 170-A-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 170-A-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related underlying supplement, this product supplement no. 170-A-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 170-A-II, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. A separate underlying supplement or the relevant terms supplement will describe a commodity or commodity index not described in this product supplement and to which the notes are linked. Capitalized terms used but not defined in this product supplement no. 170-A-II have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related underlying supplement. The term “note” refers to each $1,000 principal amount of our Market Plus Notes Linked to a Commodity or Commodity Index specified in the relevant terms supplement.

General

     The Market Plus Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a commodity (the “Commodity”) or a commodity index (the “Index”) as specified in the relevant terms supplement, which we collectively refer to as the “Underlying.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement, as well as any related underlying supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Index calculated in accordance with the formula set forth below, whether the notes have a Strike Level and whether a Knock-Out Event has occurred. The notes do not guarantee any return of your investment at maturity.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 170-A-II and any related underlying supplement. The terms described in that document supplement those described herein and in any related underlying supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below. We will also specify the Contingent Minimum Return, the Knock-Out Buffer Amount and the Maximum Return, if applicable, in the relevant terms supplement. In addition, the notes are subject to early acceleration under certain circumstances described under “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     The amount you will receive at maturity is based on the value of the Ending Level relative to the Initial Level (or Strike Level, if applicable), whether a Knock-Out Event has occurred and the Knock-Out Buffer Amount.

     Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes), unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has occurred, your payment at maturity will reflect the performance of the Underlying, subject to the Maximum Return, if applicable. Your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the Underlying Return, subject to the Maximum Return, if applicable.

     Subject to the impact of a market disruption event (including the early acceleration of the amounts due and payable under the terms of the notes), unless otherwise specified in the relevant terms supplement, if a Knock-Out Event has not occurred, your payment at maturity will reflect the performance of the Underlying, subject to the Contingent Minimum Return and, if applicable, the Maximum Return, unless otherwise specified in the relevant terms supplement. Under these circumstances, your payment at maturity per $1,000 principal amount note will equal $1,000 plus the product of (a) $1,000 and (b) the greater of (i) the Contingent Minimum Return and (ii) the Underlying Return, subject to the Maximum Return, if applicable.

     If a Knock-Out Event has occurred, you will lose some or all of your investment at maturity if the Ending Level has declined from the Initial Level (or Strike Level, if applicable).

     For more information about the impact of market disruption events (including the early acceleration of the amounts due and payable under the terms of the notes) please see “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     Unless otherwise specified in the relevant terms supplement, a “Knock-Out Event” occurs if, (a) for notes with continuous monitoring, at any time during the Monitoring Period or on any Monitoring Day, as applicable, the Trading Price or Index Level, as applicable, has declined, as compared to the Initial Level (or Strike Level, if applicable), by a percentage that is equal to or greater than the Knock-Out Buffer Amount, or (b) for notes with daily monitoring, on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the Closing Price or Index Closing Level, as applicable, has declined, as compared to the Initial Level (or Strike Level, if applicable), by a percentage that is equal to or greater than the Knock-Out Buffer Amount.

     The relevant terms supplement will specify whether continuous or daily monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Underlying. For example, the relevant terms supplement may specify weekly or monthly monitoring of the Underlying on specified day(s) during a week or month for purposes of determining whether a Knock-Out Event has occurred. We refer to each such specified day as a “Monitoring Day.”

     The “Monitoring Period” or the “Monitoring Days,” as applicable, will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each trading day from the pricing date to and including the final Valuation Date. Alternatively, the relevant terms supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates.

     The “Contingent Minimum Return” is a fixed percentage as specified in the relevant terms supplement.

     The “Maximum Return,” if applicable, is a fixed percentage as specified in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return, the appreciation potential of the notes will be limited to the Maximum Return even if the Underlying Return is greater than the Maximum Return.

     The “Knock-Out Buffer Amount” is a fixed percentage as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Underlying Return,” as calculated by the calculation agent, is the percentage change in the Closing Price or Index Closing Level, as applicable, calculated by comparing the Ending Level to the Initial Level (or Strike Level, if applicable). The relevant terms supplement will specify the manner in which the Initial Level (or Strike Level, if applicable) and the Ending Level will be determined. The Underlying Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Underlying Return =	Ending Level – Initial Level (or Strike Level, if applicable) Initial Level (or Strike Level, if applicable)

     For notes linked to a Commodity, unless otherwise specified in the relevant terms supplement, the “Initial Level” means the Closing Price on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Closing Prices on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     For notes linked to an Index, unless otherwise specified in the relevant terms supplement, the “Initial Level” means the Index Closing Level on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     For notes linked to a Commodity, unless otherwise specified in the relevant terms supplement, the “Ending Level” means the Closing Price on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Closing Prices on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     For notes linked to an Index, unless otherwise specified in the relevant terms supplement, the “Ending Level” means the Index Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     The Closing Price or Index Closing Level, as applicable of the Underlying on an Averaging Date used to determine the Ending Level may be subject to adjustment as described herein.

     The relevant terms supplement may specify a level other than the Initial Level, which we refer to as the “Strike Level,” to be used for calculating the Underlying Return and the amount payable at maturity, if any. The Strike Level may be based on and/or expressed as a percentage of the Closing Price or Index Closing Level, as applicable, as of a specified date, or may be determined without regard to the Closing Price or Index Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Initial Level, will be used to calculate the Underlying Return.

     Unless otherwise specified in the relevant terms supplement, the “Closing Price,” if applicable, of the Commodity or any relevant successor Commodity (as defined under “General Terms of Notes — Discontinuation of Trading of the Commodity on its Relevant Exchange; Alteration of Method of Calculation”) on any trading day will be:

     (a) if the Commodity is “Aluminum,” the official cash settlement price per metric ton of High Grade Primary Aluminum, stated in U.S. dollars, as determined by the London Metal Exchange (the “LME”) and displayed on Bloomberg under the symbol “LOAHDY” on such trading day,

     (b) if the Commodity is “Brent Crude,” the official settlement price on the ICE Futures (the “ICE Futures”) of the first nearby month futures contract for Brent crude oil, stated in U.S. dollars, as made public by the ICE Futures (Bloomberg Ticker: “CO1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the ICE Futures), then the second nearby month futures contract (Bloomberg Ticker: “CO2” <Comdty>) on such trading day,

     (c) if the Commodity is “Coffee,” the official settlement price per pound on the ICE Futures of the first nearby month futures contract for deliverable grade washed aribica coffee, stated in U.S. dollars, as made public by the ICE Futures (Bloomberg Ticker: “KC1” <Comdty>), provided that if such date falls within the notice period for delivery of coffee under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the ICE Futures), then the second nearby month futures contract (Bloomberg Ticker: “KC2” <Comdty>) on such trading day,

     (d) if the Commodity is “Copper,” the official cash settlement price per metric ton of Grade A Copper, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LOCADY” on such trading day,

     (e) if the Commodity is “Corn,” the official settlement price per bushel on the Chicago Board of Trade (the “CBOT”) of the first nearby month futures contract for #2 Yellow Corn, stated in U.S. cents, as made public by the CBOT (Bloomberg Ticker: “C1” <Comdty>), provided that if such date falls within the notice period for delivery of corn under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “C2” <Comdty>) on such trading day,

     (f) if the Commodity is “Crude Oil,” the official settlement price on the New York Mercantile Exchange (the “NYMEX”) of the first nearby month futures contract for WTI (West Texas Intermediate) crude oil, stated in U.S. dollars, as made public by the NYMEX (Bloomberg Ticker: “CL1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX) then the second nearby month futures contract (Bloomberg Ticker: “CL2” <Comdty>) on such trading day,

     (g) if the Commodity is “Gold,” the official afternoon Gold fixing per troy ounce of Gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM” on such trading day,

     (h) if the Commodity is “Heating Oil,” the official settlement price on the NYMEX of the first nearby month futures contract for fungible No. 2 heating oil, stated in U.S. dollars, as made public by the NYMEX (Bloomberg Ticker: “HO1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “HO2” <Comdty>) on such trading day,

     (i) if the Commodity is “Lead,” the official cash settlement price per metric ton of Standard Lead, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LOPBDY” on such trading day,

     (j) if the Commodity is “Natural Gas,” the official settlement price on the NYMEX of the first nearby month futures contract for Henry Hub Natural Gas, stated in U.S. dollars, as made public by the NYMEX (Bloomberg Ticker: “NG1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “NG2” <Comdty>) on such trading day,

     (k) if the Commodity is “Nickel,” the official cash settlement price per metric ton of Primary Nickel, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LONIDY” on such trading day,

     (l) if the Commodity is “Platinum,” the official afternoon Platinum fixing per troy ounce gross of Platinum for delivery in Zurich through a member of the London Platinum and Palladium Market (the “LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM and displayed on Bloomberg under the symbol “PLTMLNPM” on such trading day,

     (m) if the Commodity is “RBOB gasoline,” the official settlement price per gallon on the NYMEX of the first nearby month futures contract for non-oxygenated blendstock gasoline, stated in U.S. cents, as made public by the NYMEX (Bloomberg Ticker: “XB1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “XB2” <Comdty>), on such trading day,

     (n) if the Commodity is “Silver,” the official Silver fixing per troy ounce of Silver for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents, as calculated by the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on such trading day,

     (o) if the Commodity is “Soybeans,” the official settlement price per bushel on the CBOT of the first nearby month futures contract for deliverable grade Soybeans, stated in U.S. cents, as made public by the CBOT (Bloomberg Ticker: “S1” <Comdty>), provided that if such date falls within the notice period for delivery of soybeans under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “S2” <Comdty>) on such trading day,

     (p) if the Commodity is “Wheat,” the official settlement price per bushel on the CBOT of the first nearby month futures contract for deliverable grade Wheat, stated in U.S. cents, as made public by the CBOT (Bloomberg Ticker: “W1” <Comdty>), provided that if such date falls within the notice period for delivery of wheat under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “W2” <Comdty>) on such trading day,

     (q) if the Commodity is “Zinc,” the official cash settlement price per metric ton of Special High Grade Zinc, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LOZSDY” on such trading day, and

     (r) If the Commodity is a commodity not described in this product supplement, a separate underlying supplement or the related terms supplement will provide the Commodity Price of such additional commodity on such trading day.

     Unless otherwise specified in the relevant terms supplement, the “Trading Price,” if applicable, of the Commodity or any relevant successor Commodity (as defined under “General Terms of Notes — Discontinuation of Trading of the Commodity on its Relevant Exchange; Alteration of Method of Calculation”) at any time (including at the open and close of trading for the Commodity) during the Monitoring Period or on a Monitoring Day will equal the price of the Commodity or the relevant successor Commodity on the relevant exchange at such time as published (a) on the applicable page of Bloomberg, L.P., which we refer to as “Bloomberg,” or the relevant Bloomberg ticker symbol for the Commodity (as described in the definition of “Closing Price” above), or on the relevant Bloomberg page or ticker symbol for such successor Commodity, as applicable or (b) on the applicable page of Reuters Group PLC, which we refer to as “Reuters” or on the relevant Reuters page for such successor Commodity, as applicable.

     The “Index Closing Level” on any trading day will equal the closing level of the Index or any successor index thereto (as described under any related underlying supplement or under “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading on that trading day. In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index described under any related underlying supplement or under “— Postponement of a Determination Date,” or “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation.”

     Unless otherwise specified in the relevant terms supplement, the “Index Level,” if applicable, at any time (including at the open and close of trading for the Index) during the Monitoring Period or on a Monitoring Day will equal the value at such time for the Index as published on Bloomberg, or any successor page, or the Bloomberg page or successor page for any successor index.

     For notes linked to a Commodity, a “trading day” is, unless otherwise specified in the relevant terms supplement, (a) if the Commodity is not Gold, Silver or Platinum (each a “Bullion Commodity”), a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange with respect to the applicable Commodity, and (b) if the Commodity is a Bullion Commodity, a day, as determined by the calculation agent, on which the relevant market is open to effectuate delivery of the relevant Bullion Commodity.

     For notes linked to an Index, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading in the futures contracts underlying the Index or the successor index, as applicable, is generally conducted on the relevant exchange.

     For notes linked to a Commodity, “relevant exchange” means, with respect to the Commodity and any relevant successor Commodity, the LME, ICE Futures, NYMEX, CBOT, LBMA, LPPM or any primary exchange or market of trading related to the Commodity or successor Commodity, as applicable, or any futures or options contracts relating to the Commodity or such successor Commodity, as applicable.

     For notes linked to a Commodity, all references to the LME, ICE Futures, NYMEX, CBOT, LBMA or LPPM with respect to the applicable Commodity will also be deemed to refer to any relevant successor exchange with respect to the applicable Commodity.

     For notes linked to an Index, “relevant exchange” means the primary exchange or market of trading for any futures contracts referenced by the Index or successor index as applicable.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below under “Postponement of a Determination Date.”

     The Valuation Date(s), which will either be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below under “— Postponement of a Determination Date.”

     Unless otherwise specified in the relevant terms supplement, “pricing date” means the day we price the notes for initial sale to the public.

     The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. The maturity date is subject to acceleration as described in “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.” We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of a Determination Date

     For notes linked to a Commodity:

     If an Initial Averaging Date or a Valuation Date, each of which we refer to as a “Determination Date” is not a trading day or there is a market disruption event (as defined in “General Terms of the Notes — Market Disruption Events”) on such Determination Date (such day, a “Disrupted Day”), the applicable Determination Date will be postponed to the immediately succeeding trading day that is not a Disrupted Day.

     Any Determination Date may be postponed as described above for up to ten scheduled trading days following the originally scheduled Determination Date. If the tenth scheduled trading day following the originally scheduled Determination Date is a Disrupted Day, the calculation agent will determine the official settlement price, fixing level or any other relevant published trading price or level, as applicable, for such Determination Date on the eleventh scheduled trading day following the originally scheduled Determination Date in accordance with the formula for and method of calculating such official settlement price or fixing level, as applicable, last in effect prior to the applicable Disrupted Day, using the official settlement price or fixing level, as applicable (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the official settlement price or fixing level, as applicable, that would have prevailed but for such suspension or limitation or non-trading day) on such eleventh scheduled trading day.

     A “scheduled trading day” is, with respect to the Commodity or any relevant successor Commodity, a day, as determined by the calculation agent, on which the relevant exchange is scheduled to open for trading for its regular trading session.

     For notes linked to an Index:

     If a Determination Date is not a trading day, or if there is a market disruption event on such Determination Date, the applicable Determination Date will be postponed to the immediately succeeding trading day that is not a Disrupted Day; provided that the Index Closing Level on such Determination Date, as postponed, will be determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to such Disrupted Day, using (i) with respect to each futures contract included in the Index that is not affected by such Disrupted Day (an “Unaffected Contract”), the official settlement price or fixing level, as applicable, (such price or level, the “Contract Price”) as of the originally scheduled Determination Date (including any delayed publication of the Contract Price for the originally scheduled Determination Date that occurred on or prior to the determination of the postponed Determination Date), and (ii) with respect to each futures contract included in the Index that is affected by such Disrupted Day (an “Affected Contract”), the Contract Price for such Affected Contract as of the immediately succeeding trading day that is not a Disrupted Day.

     Any Determination Date may be postponed as described above up to ten scheduled trading days following the date originally scheduled to be such Determination Date. On the tenth scheduled trading day following the originally scheduled Determination Date, if the Contract Price with respect to any Affected Contract (a “Final Affected Contract”) has not been determined in accordance with the immediately preceding paragraph, the calculation agent will determine the Index Closing Level for such Determination Date on the eleventh scheduled trading day following the originally scheduled Determination Date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using (i) with respect to each Unaffected Contract, the applicable Contract Price as of the originally scheduled Determination Date (including any delayed publication as described above), (ii) with respect to each Affected Contract (other than any Final Affected Contract), the applicable Contract Price for such Affected Contract determined in the manner described in the immediately preceding paragraph, and (iii) with respect to each Final Affected Contract, the calculation agent’s good faith estimate of the applicable Contract Price for such Final Affected Contract on such eleventh scheduled trading day that would have prevailed but for such Disrupted Day.

     A “scheduled trading day” is, with respect to the futures contracts underlying the Index or successor index, as applicable, a day, as determined by the calculation agent, on which the relevant exchange is scheduled to open for trading for its regular trading session.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Underlying, the futures contracts underlying the Underlying or any futures contracts or exchange-traded or over the counter instruments based on, or other instruments linked to, the Underlying, as applicable. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable at maturity, if any, will be determined pursuant to the terms described in this product supplement no. 170-A-II and the relevant terms supplement. The relevant terms supplement will specify whether the notes have a Maximum Return and/or a Strike Level. Your principal is protected against a decline in the Underlying so long as the Closing Price or Index Closing Level (in the case of daily monitoring), as applicable, or Trading Price or Index Level (in the case of continuous monitoring), as applicable, of the Underlying on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, has not declined from the Initial Level (or Strike Level, if applicable) by a percentage that is equal to or greater than the Knock-Out Buffer Amount. However, you will lose some or all of your investment at maturity if the Ending Level is less than the Initial Level (or Strike Level, if applicable) and the Closing Price or Index Closing Level (in the case of daily monitoring), as applicable, or Trading Price or Index Level (in the case of continuous monitoring), as applicable, of the Underlying on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, has declined from the Initial Level (or Strike Level, if applicable) by a percentage that is equal to or greater than the Knock-Out Buffer Amount. Under these circumstances, your principal will be fully exposed to any decline in the Underlying.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

The protection provided by the Knock-Out Buffer Amount may terminate during the term of the notes.

     If, on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the Closing Price or Index Closing Level (in the case of daily monitoring), as applicable, or Trading Price or Index Level (in the case of continuous monitoring), as applicable, of the Underlying declines below the Initial Level (or Strike Level, if applicable) by a percentage that is equal to or greater than the Knock-Out Buffer Amount, a Knock-Out Event will have occurred and you will at maturity be fully exposed to any depreciation of the Underlying. We refer to this feature as a contingent buffer. Under these circumstances, and if the Ending Level is less than the Initial Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your investment for every 1% decline in the Ending Level compared to the Initial Level (or Strike Level, if applicable). You will be subject to this potential loss of principal even if the price or level, as applicable, of the Underlying subsequently recovers such that the Underlying closes (in the case of daily monitoring) or trades (in the case of continuous monitoring) at or above the Initial Level (or Strike Level, if applicable) or below the Initial Level (or Strike Level, if applicable) by not more than the Knock-Out Buffer Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus the Contingent Minimum Return at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

The appreciation potential of the notes is limited to the Maximum Return, if applicable.

     If the notes are subject to a Maximum Return, the appreciation potential of the notes will be limited to the Maximum Return. Any applicable Maximum Return will be a percentage that will be greater than the Contingent Minimum Return and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return, the appreciation potential of the notes will be limited to that Maximum Return even if the Underlying Return is greater than that Maximum Return.

Owning the notes is not the same as owning the Commodity or the commodity upon which the futures contracts that compose the Index is based, as applicable, or certain other commodity-related contracts directly.

     The return on your notes will not reflect the return you would realize if you actually purchased the Commodity or the commodity upon which the futures contracts that compose the Index are based, as applicable, or exchange-traded or over-the-counter instruments based on the Underlying. You will not have any rights that holders of such assets or instruments have.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Underlying has appreciated since the date of the issuance of notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The value of the Initial Level may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Initial Level will be determined based on the arithmetic average of the Closing Prices or Index Closing Levels, as applicable, on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Initial Level may not be determined, and you may therefore not know the value of such Initial Level, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Level for the Underlying. If there are any increases in the Closing Prices or Index Closing Levels, as applicable, on the Initial Averaging Dates that occur after the issue date and such increases result in the Initial Level being greater than the Closing Price or Index Closing Level, as applicable, on the issue date, this may establish higher levels that the Underlying must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The Ending Level may be less than the Closing Price or Index Closing Level, as applicable, at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Level is calculated based on the Closing Price or Index Closing Level, as applicable, on one or more Valuation Dates during the term of the notes, the price or level, as applicable, of the Underlying at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Ending Level. This difference could be particularly large if there is a significant increase in the price or level, as applicable, of the Underlying after the final Valuation Date, or if there is a significant decrease in the price or level, as applicable, of the Underlying around the time of the Valuation Date(s), or if there is significant volatility in the Closing Prices or Index Closing Levels, as applicable, during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date(s) are near the end of the term of the notes, then if the Closing Prices or Index Closing Levels, as applicable, increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Level (or Strike Level, if applicable), the Ending Level may be significantly less than if it were calculated on a date earlier than the Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Underlying, the futures contracts underlying the Underlying or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, the Underlying, as applicable.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the price or level, as applicable, of the Underlying on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the price or level, as applicable, of the Underlying. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected frequency and magnitude of changes in the market price of the Underlying (i.e. volatility);

  the time remaining to the maturity of the notes;

  whether a Knock-Out Event has occurred;

  supply and demand trends at any time for the Commodity or physical commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on such commodities, as applicable;

  the market price of the Commodity, the physical commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on such commodities, as applicable;

  interest and yield rates in the market generally;

  economic, financial, political and regulatory, geographical, meteorological or judicial events that affect commodities markets generally or the futures contracts underlying the Underlying, and which may affect the price or level, as applicable, of the Underlying and the Underlying Return; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Ending Level is at, below or not sufficiently above the Initial Level (or Strike Level, if applicable) or if a Knock-Out Event has occurred.

     You cannot predict the future performance of the Underlying based on its historical performance. The value of the Underlying may decrease such that you may not receive any return of your investment. If the Ending Level declines, as compared to the Initial Level (or Strike Level, if applicable) and a Knock-Out Event has occurred, your principal will not be protected against any depreciation of the Underlying, and you will lose some or all of your investment at maturity. There can be no assurance that, if a Knock-Out Event has occurred, the Ending Level will not reflect a decline from the Initial Level (or Strike Level, if applicable) so that at maturity, you do not lose some or all of your investment.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such agent’s estimated commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

The notes are not regulated by the Commodity Futures Trading Commission.

     The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the Underlying, futures contracts underlying the Underlying, options on such futures contracts, the individual commodities on which such futures contracts are based and other financial instruments related to the Index, as applicable, such futures contracts, options or commodities on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price or level, as applicable, of the Underlying and, accordingly, could affect the value of the notes and the amount payable to you at maturity, if any.

     We or one or more of our affiliates may also publish research reports, or otherwise express views, with respect to such investments or regarding expected movements in prices of the Commodity or the commodity on which the futures contracts composing the Index, as applicable, are based or the related futures contracts or options. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to such activities or future price movements of such commodities or the related futures contracts or options.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price or level, as applicable, of the Underlying or the price of the futures contracts underlying the Underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Ending Level, the Strike Level (if applicable), the Underlying Return, the payment at maturity, if any, on the notes, the Trading Price or Index Level, as applicable, at any time (for notes with continuous monitoring) during the Monitoring Period or on any Monitoring Day, as applicable, or the Closing Price or Index Closing Level, as applicable (for notes with daily monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the Closing Price or Index Closing Level, as applicable, on each Initial Averaging Date, if applicable, and on each Valuation Date. The calculation agent will also determine whether there has been a market disruption event or a discontinuation of the Underlying, the amount payable to you in the event of an early acceleration due to a commodity hedging disruption event and whether there has been a material change in the method of calculation of the Underlying so that the Underlying does not, in the opinion of the calculation agent, fairly represent the level of the Underlying (or relevant successor underlying, if applicable) had those modifications not been made. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Trading Price or Index Level at any time (for notes with continuous monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, or the Closing Price or Index Closing Level (for notes with daily monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the Ending Level or the Underlying Return and calculating the amount that we are required to pay you, if any, at maturity. Market disruptions might also prevent the calculation agent from properly valuing the Closing Price or Index Closing Level, as applicable, on an Initial Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Valuation Dates and the maturity date will be postponed. In the event of such a postponement, the Closing Price or Index Closing Level, as applicable, for the affected Valuation Date will not be the official settlement price, fixing level or closing level published on that date, but will be determined by the calculation agent in the manner described under “Description of Notes — Postponement of a Valuation Date,” which may adversely affect the return on your investment in the notes. In addition, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes, we have the right, but not the obligation, to accelerate the payment on your notes and pay you an amount determined in good faith in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “Description of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 170-A-II and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to the Underlying Generally

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a trading day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price or level, as applicable, of the Underlying and, therefore, the value of your notes.

The commodity futures contracts underlying the Underlying are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes, and/or could lead to the early acceleration of your notes.

     Futures contracts and options on futures contracts, including those on which the Underlying is based, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

     For example, the CFTC has recently announced that it is considering imposing position limits on certain commodities (such as energy commodities) and the manner in which current exemptions for bona fide hedging transactions or positions are implemented in order to protect against excessive speculation, which could result in regulatory changes that may affect our ability to hedge our obligations under the notes.

     In addition, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, accelerate the payment on your notes early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Risks Relating to the Commodity

Prices for the physical commodities may change unpredictably and affect the value of the notes in unanticipated ways.

     A decline in the price of the Commodity may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities to move in inconsistent directions at inconsistent rates. This, in turn, may affect the value of the notes. It is not possible to predict the aggregate effect of all or any combination of these factors.

An investment in the notes may be subject to risks associated with the London Metal Exchange.

     The notes may be linked to a commodity (Aluminum, Copper, Lead, Nickel and Zinc) that is traded on the London Metal Exchange (the “LME”). Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

     In addition, the LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the official U.S. dollar cash buyer settlement prices per metric ton of the Commodity and, consequently, the Underlying Return, could be adversely affected.

An investment in the notes may be subject to risks associated with the London Bullion Market Association.

     The notes may be linked a commodity (Gold and Silver) that is traded on the London Bullion Market Association (the “LBMA”). Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

     The closing prices of Gold and Silver will be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of Gold and Silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An investment in the notes may be subject to risks associated with ICE Futures.

     The notes may be linked to a commodity (Brent Crude and Coffee) that is traded on ICE Futures. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

An investment in the notes may be subject to risks associated with the London Platinum and Palladium Market Association.

     The notes may be linked to a commodity (Platinum) that is traded on the London Platinum and Palladium Market Association (the “LPPM”). Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

     The closing price of Platinum will be determined by reference to fixing prices reported by the LPPM. The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity. If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of Platinum may be adversely affected. The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading. For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity.

     A decrease in the price of the Commodity may have a material adverse effect on the value of the notes and your return on your investment in the notes. The Commodity is subject to the effect of numerous factors, certain of which are specific to the market for each commodity to which your notes may be linked, as discussed below.

     Aluminum

     The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Brent Crude

     The price of IPE brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

     Coffee

     The price of coffee is primarily affected by the global demand for and supply of coffee, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for coffee is significantly influenced by human consumption, retail prices, social trends, lifestyle changes and market power all of which are subject to fluctuation. The supply of coffee is dependent on many factors including weather patterns such as floods, drought and freezing conditions, government regulation, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of coffee. Additionally, since most coffee is grown in Latin America, Southeast Asia and Africa, coffee crops may be subject to supply disruption as a result of political instability, natural disasters, pestilence, wars or civil upheavals in such regions. Changes in supply and demand may have an adverse effect on the price of coffee. In addition, technological advances and scientific developments could lead to increases in worldwide production of coffee and corresponding decreases in the price of coffee.

     Copper

     The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Corn

     The price of corn is primarily affected by the global demand for, and supply of, corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

     Crude Oil

     The price of WTI light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by OPEC and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

     Gold

     The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Heating Oil

     The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for buildings. Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

     Lead

     The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for lead is significantly influenced by the level of global industrial economic activity. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand. Growth in the production of batteries will drive lead demand. The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will also influence demand for lead. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world. The supply of lead is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Natural Gas

     Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world's supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

     Nickel

     The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Platinum

     The price of platinum is primarily affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles, as well as the economic situation of the main consuming countries. Platinum is used in a variety of industries and the automotive industry. Demand for platinum from the automotive industry which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

     RBOB Gasoline

     The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during “driving seasons” usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

     Silver

     The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Soybeans

     The price of soybeans is primarily affected by the global demand for and supply of soybeans, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. This includes the use of soybeans for the production of animal feed, vegetable oil, edible soybean oil and biodiesel all of which may have a major impact on worldwide demand for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect soybean prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

     Wheat

     The price of wheat is primarily affected by the global demand for and supply of wheat, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy and fiscal and monetary issues, more generally. Human consumption and alternative uses for wheat and other grains in manufacturing and other industries. Wheat prices may also be influenced by or dependant on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power. Extrinsic factors also affect grain prices such as natural disasters, pestilence, wars and political and civil upheavals. Substitution of other commodities for wheat could also impact the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. China, India and the United States are the three largest suppliers of wheat crops.

     Zinc

     The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments. It is not possible to predict the aggregate effect of all or any combination of these factors.

The relevant exchange has no obligation to consider your interests.

     The relevant exchange is responsible for calculating the official settlement price or fixing level, as applicable, for the Commodity. The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for the Commodity. Any of these actions could adversely affect the value of the notes. The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for the Commodity.

Risks Relating to an Index

The sponsor of the Index (the “Index Sponsor”) may adjust the Index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

     The Index Sponsor is responsible for calculating and maintaining the Index. The Index Sponsor can make methodological changes that could change the value of the Index at any time and it has no obligation to consider your interests. The Index Sponsor may discontinue or suspend calculation or dissemination of the Index. If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect market value and/or payment at maturity of the notes. The Index Sponsor has no obligation to consider your interests in calculating or revising the methodology of the Index. See the relevant index description section below, any related underlying supplement or the relevant terms supplement for additional information.

For notes linked to the Dow Jones — UBS Commodity Index, Index calculation disruption events may require an adjustment to the calculation of the Dow Jones — UBS Commodity Index.

     At any time during the term of the notes, the daily calculation of the Dow Jones — UBS Commodity Index may be adjusted in the event that UBS Securities LLC (“UBS”) determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of Dow Jones — UBS Commodity Index on that day; the settlement price of any futures contract used in the calculation of the Dow Jones — UBS Commodity Index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — UBS Commodity Index; or, with respect to any futures contract used in the calculation of the Dow Jones — UBS Commodity Index that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such index calculation disruption event may have an adverse impact on the level of the Dow Jones — UBS Commodity Index or the manner in which it is calculated and, therefore, the value of your notes. See “The Dow Jones — UBS Commodity Index —Index Calculation Disruption Events. ”

For notes linked to the Dow Jones — UBS Commodity Index, UBS may be required to replace a designated contract if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Dow Jones — UBS Commodity Index. See “Dow Jones — UBS Commodity Index — Designated Contracts for Each Commodity.” Data concerning this Designated Contract will be used to calculate the Dow Jones — UBS Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Dow Jones — UBS Commodity Index Supervisory Committee to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the level of the Dow Jones — UBS Commodity Index and, therefore, the value of your notes.

Prices for the physical commodities upon which the futures contracts that compose the Index are based may change unpredictably and affect the value of the notes in unanticipated ways.

     A decrease in the price of any of the commodities upon which the futures contracts that compose the Index are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of such commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index. It is not possible to predict the aggregate effect of all or any combination of these factors. If the notes are linked to one or more single commodity index, the relevant terms supplement may provide additional risk factors relating to the Index.

     The S&P GSCI™ Agriculture Index Excess Return

     The S&P GSCI™ Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

     The S&P GSCI™ Energy Index Excess Return

     The S&P GSCI™ Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. Global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

     The S&P GSCI™ Industrial Metals Index Excess Return

     The S&P GSCI™ Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. Global industrial metals commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

     The S&P GSCI™ Livestock Index Excess Return

     The S&P GSCI™ Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs, which are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

     The S&P GSCI™ Precious Metals Index Excess Return

     The S&P GSCI™ Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

     Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodities market.

The Index may include contracts that are not traded on regulated futures exchanges.

     The Index was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). As described below, however, the Index may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Index may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the Index relative to their current prices may lead to a decrease in the payment at maturity of the notes.

     The Index is composed of futures contracts on physical commodities. As the contracts that underlie the Index come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, some of the commodities reflected in the Index have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The presence of contango in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the Index and, accordingly, the amount payable at maturity of the notes.

The notes may be linked to an excess return index, and not a total return index.

     The notes may be linked to an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an uncollateralized investment in the contracts comprising such index. By contrast, the Dow Jones — UBS Commodity Index Total Return, the S&P GSCI™ Total Return Index and the “total return” sub-indices related thereto are “total return” indices which, in addition to reflecting those returns, also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts. The relevant terms supplement will indicate whether the Index is an excess return index or a total return index.

For notes linked to the Dow Jones-UBS Commodity Index, risks associated with the Dow Jones-UBS Commodity Index may adversely affect the market price of the notes.

     For notes linked to the Dow Jones — UBS Commodity Index, the Index will reflect the return on exchange-traded futures contracts on nineteen different physical commodities, and it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Dow Jones — UBS Commodity Index will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Dow Jones — UBS Commodity Index for the following year. However, Dow Jones and UBS may not discover every discrepancy. Furthermore, the annual weightings for the Index are determined each year in June or July and announced in July or August by UBS under the supervision of the Dow Jones — UBS Commodity Index Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Index and has no obligation to take the needs of any parties to transactions involving the Dow Jones — UBS Commodity Index into consideration when reweighting or making any other changes to the Index. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones — UBS Commodity Index—Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones —UBS Commodity Index from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. For notes linked to the Dow Jones — UBS Commodity Index, an investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

For notes linked to the Dow Jones-UBS Commodity Index, trading and other transactions by UBS and Dow Jones in the futures contracts constituting the Dow Jones — UBS Commodity Index and the underlying commodities may affect the level of the Dow Jones — UBS Commodity Index.

     UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the Dow Jones — UBS Commodity Index. UBS and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Dow Jones — UBS Commodity Index, the futures contracts underlying the Dow Jones — UBS Commodity Index or the commodities underlying these futures contracts. Certain of UBS’s affiliates may underwrite or issue other securities or financial instruments indexed to the Dow Jones — UBS Commodity Index and related indices, and Dow Jones and UBS and certain of their affiliates may license the Dow Jones — UBS Commodity Index for publication or for use by unaffiliated third parties.

     These activities could present conflicts of interest and could affect the level of the Dow Jones — UBS Commodity Index. For instance, a market maker in a financial instrument linked to the performance of the Dow Jones — UBS Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of the Dow Jones — UBS Commodity Index in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Dow Jones — UBS Commodity Index, which in turn may affect the level of the Dow Jones — UBS Commodity Index and, therefore, the value of your notes. With respect to any of the activities described above, none of UBS, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

For notes linked to the Dow Jones-UBS Commodity Index, changes that affect the calculation of the Dow Jones — UBS Commodity Index will affect the market value of the notes and the amount you will receive at maturity.

     The policies of Dow Jones and UBS concerning the methodology and calculation of the Dow Jones — UBS Commodity Index, additions, deletions or substitutions of the commodities underlying the Dow Jones — UBS Commodity Index or exchange-traded futures contracts on the commodities underlying the Dow Jones — UBS Commodity Index could affect the Dow Jones — UBS Commodity Index and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and UBS, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Dow Jones — UBS Commodity Index, or if Dow Jones and UBS discontinue or suspend calculation or publication of the Dow Jones — UBS Commodity Index, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Dow Jones — UBS Commodity Index level or closing level, as applicable, is not available because of a market disruption event or for any other reason, the calculation agent – which will be JPMSI, an affiliate of ours – will make a good faith estimate in its sole discretion of the level or closing level, as applicable, that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the market disruption event is due to the fact that the publication of the Index is discontinued and that there is no successor index on the date when the Dow Jones — UBS Commodity Index level or closing level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Dow Jones — UBS Commodity Index level or closing level, as applicable, by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Dow Jones — UBS Commodity Index. For more information, see the section below called “General Terms of Notes — Discontinuation of the Index —; Alteration of Method of Calculation.”

For notes linked to the S&P GSCI™ or any of its sub-indices, such index may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

     Each of the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return (each a “GSCI Sector Index,” and collectively, the “GSCI Sector Indices”) and the GSCI single commodity component sub-indices described below in “The GSCI Indices” (each a “GSCI Single Component Index,” and collectively, the “GSCI Single Component Indices,” and collectively with the GSCI Sector Indices, the “GSCI Indices”) may be more volatile and susceptible to price fluctuations than a broader commodities index, such as the S&P GSCI™. In contrast to the S&P GSCI™, which includes contracts on the principal physical commodities that are actively traded, each of the GSCI Indices is comprised of contracts on only a portion of such physical commodities. As a result, price volatility in the contracts included in the S&P GSCI™ will likely have a greater impact on each GSCI Index than it would on the broader S&P GSCI™, and each GSCI Index individually will be more susceptible to fluctuations and declines in value of the physical commodities included in such GSCI Index. In addition, because each of the GSCI Indices omit principal market sectors comprising the S&P GSCI™, they may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

For notes linked to a GSCI Index, changes in the composition and valuation of the S&P GSCI™ may adversely affect the market value and/or the payment at maturity of the notes.

     The composition of the S&P GSCI™ and its sub-indices (including the GSCI Indices) may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCI™ or futures contracts currently included in the S&P GSCI™ fail to satisfy such criteria. Those changes could impact the composition and valuation of the GSCI Indices. The weighting factors applied to each commodity included in each of the GSCI Sector Indices change annually, based on changes in commodity production statistics. In addition, Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), in consultation with its Index Advisory Panel, may modify the methodology for determining the composition and weighting of the GSCI Indices and for calculating their value in order to assure that the S&P GSCI™ represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCI™ and its sub-indices. A number of modifications to the methodology for determining the contracts to be included in each GSCI Index, and for valuing each GSCI Index, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the market value and/or the payment at maturity for the notes.

Historical performance of the Index should not be taken as an indication of the future performance of the Index during the terms of the notes.

     The actual performance of the Index over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of the Index. The trading prices of exchange-traded futures contracts on the index commodities will determine the level of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall.

The Index will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

     Because the Index is made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Index sells the current contracts and then adds the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango”, the Index’s return experiences a negative drag when the Index sells cheaper contracts, and purchase more expensive contracts. As a result, we expect the Index will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

We and our affiliates have no affiliation with S&P and are not responsible for their public disclosure of information.

     We and our affiliates are not affiliated with S&P in any way (except for arrangements discussed below in “The GSCI Indices — License Agreement with Standard & Poor’s”) and have no ability to control S&P, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the GSCI Indices. The GSCI Index Sponsor is under no obligation to continue to calculate any such GSCI Indices and is not required to calculate any successor index. If S&P discontinues or suspends the calculation of the respective index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to such GSCI Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion.

For notes linked to a GSCI Index, Index calculation disruption events may require an adjustment to the calculation of each GSCI Index.

     At any time during the term of the notes, the daily calculation of each GSCI Index may be adjusted in the event that S&P, the publisher of the S&P GSCI™ and its sub-indices (including the GSCI Indices), determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract used in the calculation of each GSCI Index on that day; the settlement price of any exchange-traded futures contract used in the calculation of each GSCI Index reflects the maximum permitted price change from the previous day’s settlement price; or the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of each GSCI Index. Any such Index calculation disruption events may have an adverse impact on the value of each GSCI Index or the manner in which it is calculated.

For notes linked to a GSCI Index, S&P may be required to replace a contract underlying a GSCI Index if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each GSCI Index. Data concerning this Designated Contract will be used to calculate each GSCI Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the GSCI Index Committee, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual GSCI Index. Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and therefore, the value of your notes.

For notes linked to a GSCI Index, S&P has no obligation to consider your interests.

     S&P is responsible for calculating and maintaining each of the GSCI Indices. S&P can make methodological changes that could change the value of each GSCI Index at any time and it has no obligation to consider your interests. S&P may discontinue or suspend calculation or dissemination of each GSCI Index. If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. See “The GSCI Indices.” Consequently, any of these actions could adversely affect market value and/or payment at maturity of the notes. S&P has no obligation to consider your interests in calculating or revising the methodology of each GSCI Index.

     If the notes are linked to a commodity or a commodity index not described in this product supplement, a separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to such a commodity or a commodity index.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Underlying, the futures contracts underlying the Underlying or options on such futures contracts or, futures contracts on exchange-traded or over-the-counter instruments based on the Underlying or other instruments the value of which is derived from the Underlying. While we cannot predict an outcome, such hedging activity or other hedging and investment activity of ours could potentially increase the Closing Price or Closing Level, as applicable, of the Underlying on any trading day as well as the Initial Level (or Strike Level, if applicable), and, therefore, effectively establish a higher price or level, as applicable, at which the Underlying must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Underlying, the futures contracts underlying the Underlying or options on such futures contracts or, futures contracts on exchange-traded or over-the-counter instruments based on the Underlying or other instruments the value of which is derived from the Underlying. Although we have no reason to believe that any of these activities will have a material impact on the price or level of the Underlying or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE COMMODITIES

     We have derived all information regarding the Commodities contained in this product supplement no. 170-A-II, including, without limitation, their respective make-up and method of calculation, from publicly available information. Information related to the commodities futures contracts which trade on the London Metal Exchange (the “LME”), ICE Futures (the “ICE Futures”), the New York Mercantile Exchange (the “NYMEX”), the Chicago Board of Trade (the “CBOT”), the London Bullion Market Association (the “LBMA”) or the London Platinum and Paladium Market (“LPPM”) reflects the policies of, and is subject to change by, the LME, ICE Futures, NYMEX, CBOT, LBMA or the LPPM as applicable. We make no representation or warranty as to the accuracy or completeness of such information.

     The notes may be linked to the performance of some or all of the following seventeen commodities (each a “Commodity,” and together, the “Commodities”) — Aluminum, Copper, Lead, Nickel and Zinc, which trade on the LME; Brent Crude and Coffee which trade on ICE Futures; Corn, Soybeans and Wheat which trade on the CBOT; Gold and Silver, which trade on the LBMA; Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline, which trade on the NYMEX and Platinum which trades on the LPPM.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

     The official settlement price or fixing level for each Commodity will be determined as described below. If any Bloomberg symbol for a particular Commodity differs from, or is more precise than, any Bloomberg symbol specified below, we will set forth the different, or more precise, Bloomberg symbol in the relevant terms supplement.

  Aluminum – The official U.S. dollar cash buyer settlement price of Aluminum is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOAHDY.” The official U.S. dollar cash buyer settlement price of Aluminum is determined by reference to the LME’s “High Grade Primary Aluminum Contract.”

  Brent Crude – The official U.S. dollar cash settlement price of Brent Crude is the official U.S. dollar cash settlement price (express in dollars per barrel) for Brent Crude of the futures contract in respect of the first nearby month quoted by ICE Futures and displayed on Bloomberg under the symbol “CO1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the ICE Futures), then the second nearby month futures contract (Bloomberg Ticker: “CO2” <Comdty>) on such trading day.

  Coffee – The official U.S. dollar settlement price of Coffee is the official U.S. dollar settlement price (expressed in dollars per pound) for the first nearby month futures contract for deliverable grade washed aribica coffee, quoted by ICE Futures and displayed on Bloomberg under the symbol “KC1” <Comdty>, provided that if such date falls within the notice period for delivery of coffee under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE) then the second nearby month futures contract (Bloomberg Ticker: “KC2” <Comdty>) on such trading day.

  Copper – The official U.S. dollar cash buyer settlement price of Copper is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOCADY.” The official U.S. dollar cash buyer settlement price of Copper is determined by reference to the LME’s “Copper—Grade A Contract.”

  Corn – The official U.S. dollar settlement price of Corn is the official U.S. dollar settlement price (expressed in cents per bushel) for the first nearby month futures contract for #2 Yellow Corn, quoted by the CBOT and displayed on Bloomberg under the symbol “C1” <Comdty>, provided that if such date falls within the notice period for delivery of corn under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “C2” <Comdty>) on such trading day.

  Crude Oil – The official U.S. dollar cash buyer settlement price of Crude Oil is the official U.S. dollar cash buyer settlement price (expressed in dollars per barrel) of the first nearby month WTI light sweet crude oil futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “CL1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX) then the second nearby month futures contract (Bloomberg Ticker: “CL2” <Comdty>) on such trading day.

  Gold – The official afternoon fixing level in U.S. dollars per troy ounce quoted by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM.”

  Heating Oil – The official U.S. dollar cash buyer settlement price of Heating Oil is the official U.S. dollar cash buyer settlement price (expressed in dollars per gallon) of the first nearby months fungible No. 2 heating oil futures contract, quoted by the NYMEX and displayed on Bloomberg under the symbol “HO1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “HO2” <Comdty>) on such trading day.

  Lead – The official U.S. dollar cash buyer settlement price of Lead is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOPBDY.” The official U.S. dollar cash buyer settlement price of Lead is determined by reference to the LME’s “Standard Lead Contract.”

  Natural Gas – The official U.S. dollar cash buyer settlement price of Natural Gas is the official U.S. dollar cash buyer settlement price (expressed in dollars per million British thermal units) of the first nearby Henry Hub natural gas futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “NG1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “NG2” <Comdty>) on such trading day.

  Nickel - The official U.S. dollar cash buyer settlement price of Nickel is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LONIDY.” The official U.S. dollar cash buyer settlement price of Nickel is determined by reference to the LME’s “Primary Nickel Contract.”

  Platinum – The afternoon fixing level per troy ounce gross of Platinum for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM and displayed on Bloomberg under the symbol “PLTMLNPM.”

  RBOB Gasoline – The official U.S. dollar cash buyer settlement price of RBOB Gasoline is the official U.S. dollar cash buyer settlement price (expressed in dollars per gallon) of the first nearby non-oxygenated blendstock gasoline futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “XB1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “XB2” <Comdty>) on such trading day.

  Silver – The official fixing level in U.S. dollars per troy ounce (expressed in cents) as determined by the market making members of the LBMA at 12:00 p.m. each business day and quoted by the LBMA and displayed on Bloomberg under the symbol “SLVRLN.”

  Soybeans – The official U.S. dollar settlement price of Soybeans is the official U.S. dollar settlement price (expressed in cents per bushel) for the first nearby month futures contract for deliverable grade Soybeans as quoted by the CBOT and displayed on Bloomberg under the symbol “S1” <Comdty>, provided that if such date falls within the notice period for delivery of Soybeans under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT) then the second nearby month futures contract (Bloomberg Ticker: “S2” <Comdty>) on such trading day.

  Wheat – The official U.S. dollar settlement price of Wheat is the official settlement price (expressed in cents per bushel) for the first nearby month futures contract for deliverable grade wheat as quoted by the CBOT and displayed on Bloomberg under the symbol “W1” <Comdty>, provided that if such date falls within the notice period for delivery of wheat under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT) then the second nearby month futures contract (Bloomberg Ticker: “W2” <Comdty>) on such trading day.

  Zinc – The official U.S. dollar cash buyer settlement price of Zinc is the official U.S. dollar cash buyer settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOZSDY.” The official U.S. dollar cash buyer settlement price of Zinc is determined by reference to the LME’s “Special High Grade Zinc Contract.”

     For information regarding how the Underlying Return will be calculated if the settlement prices or fixing levels of one of the Commodities is not calculated by the LME, ICE Futures, NYMEX, CBOT, LBMA or the LPPM or published by Bloomberg, see “General Terms of Notes — Discontinuation of Trading of the Commodity on its Relevant Exchange; Alteration of Method of Calculation” below.

The London Metal Exchange

     The LME was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to the over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-back” contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts used to be established for delivery on any day (referred to as a “prompt date”) from one day to three months following the date of contract. Currently, LME contracts may be established for monthly delivery up to 15, 27 and 63 months forward (depending on the commodity). Further, because it is a principals’ forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

     The LME is not a cash-cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlements costs. The LME is subject to regulation by the Securities and Investments Board.

     The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:10 p.m. and from 2:55 to 4:15 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros. Prices are quoted in U.S. dollars.

     Copper and tin have traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today’s Grade-A Contract which began trading in June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today’s High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel, tin and zinc.

ICE Futures

     General

     In May 2000, IntercontinentalExchange, Inc. (“ICE”), was established, with its founding shareholders representing some of the world’s largest energy traders. ICE’s mission was to transform over-the-counter trading by providing an open, accessible, multi-dealer, around-the-clock electronic energy exchange. The exchange was built and offered the trading community better price transparency, more efficiency, greater liquidity and lower costs than manual trading. In June 2001, ICE expanded its business into futures trading by acquiring the International Petroleum Exchange (the “IPE”), now ICE Futures, which operated Europe’s leading open-outcry energy futures exchange. Since 2003, ICE has partnered with the Chicago Climate Exchange to host its electronic marketplace. In April 2005, the entire ICE portfolio of energy futures became fully electronic.

     IPE, the predecessor of ICE Futures, was established in London in 1980 as a traditional open-cry auction market by a group of energy and trading companies. The IPE launched the gas oil futures contracts in 1981, followed by the brent crude oil futures contract in 1988 and the natural gas futures contract in 1997.

     ICE Futures is a Recognized Investment Exchange in the United Kingdom and is regulated by the U.K. Financial Services Authority. ICE Futures is a regulated marketplace in which industry participants use futures and options to minimize their price exposure in the physical energy market. Trading in futures and options is offered exclusively electronically and access to the trading platform is offered directly via the Internet, through private telecommunications lines, through an independent software vendor or through an ICE Futures exchange member’s own conformed front-end system.

     The IPE Brent Blend Crude Oil Futures Contract

     The IPE brent blend crude oil futures contract was introduced in 1988 and is used to price a portion of the world’s traded oil. The Brent Crude contract represents the right to receive a future delivery of 1,000 net barrels of brent blend crude oil per unit and is quoted at a price that represents one barrel of brent blend crude oil. The delivery point of crude oil underlying the contract is Sullom Voe, Scotland. The Brent Crude contract is a deliverable contract based on an Exchange of Futures for Physical (“EFP”) delivery mechanism with an option to cash settle. This mechanism enables companies to take delivery of physical crude supplies through EFP or, alternatively and more commonly, open positions that can be cash settled at expiration against a physical price index. Trading in the contract will cease at the close of business on the business day immediately preceding the 15th day prior to the first day of the delivery month, if such 15th day is a banking day in London. If the 15th day is a non-banking day in London (including Saturday), trading will cease on the business day immediately preceding the first business day prior to the 15th day prior to the first day of the delivery month that is a banking day in London. Such dates are published by ICE Futures.

The New York Mercantile Exchange

     The NYMEX was established in 1872 as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. It is now the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, non-oxygenated gasoline, heating oil and natural gas. It is also a leading North American exchange for the trading of platinum group metals and other precious metals contracts. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform. The establishment of energy futures on the NYMEX occurred in 1979, with the introduction of heating oil futures contracts. The NYMEX opened trading in leaded gasoline futures in 1981, followed by the crude oil futures contract in 1983 and unleaded gasoline futures in 1984.

     On August 22, 2008, CME Group Inc. (“CME Group”) has completed the acquisition of NYMEX Holdings, Inc. (“NYMEX Holdings”) pursuant to an Agreement and Plan of Merger dated as of March 17, 2008. Following the acquisition of NYMSX Holding by CME Group, NYMEX Holdings has become a direct, wholly owned subsidiary of CME Group.

CBOT

     Effective July 12, 2007, CBOT Holdings, Inc., the parent company of the CBOT, merged with and into Chicago Mercantile Exchange Holdings Inc. At the time of the merger, the combined company was renamed CME Group Inc., and the CBOT became a subsidiary of CME Group Inc. CME Group is the world's largest and most diverse exchange, with all major benchmark asset classes ultimately available on a single trading platform and floor.

     The CBOT, established in 1848, is a leading futures and futures-options exchange. More than 3,600 CBOT member/stockholders trade 50 different futures and options products at the CBOT by open auction and electronically. Volume at the CBOT exchange in 2006 surpassed 805 million contracts, the highest yearly total recorded in its history.

     For decades, the primary method of trading at the CBOT was open auction, which involved traders meeting face-to-face in trading pits to buy and sell futures contracts. But to better meet the needs of a growing global economy, the CBOT successfully launched its first electronic trading system in 1994. During the last decade, as the use of electronic trading has become more prevalent, the CBOT exchange has upgraded its electronic trading system several times. Most recently, on October 12, 2005, the CBOT successfully launched its newly enhanced electronic trading platform, e-cbot, powered by LIFFE CONNECT®, by introducing a major API upgrade.

The London Bullion Market Association

     The London Gold Bullion Market

     The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA. The LBMA, which was formally incorporated in 1987, is a self-regulatory association currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

     Twice daily during London trading hours, at 10:30 a.m. and 3:00 p.m., there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London gold fixing is traditionally limited to five market-making members of the LBMA.

     Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representatives at the fixing. Orders may be changed at any time during these proceedings. Prices are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices could decline without limitation over a period of time.

     The London Silver Market

     The London silver market is the principal global clearing center for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange traded futures and options and other derivatives. The principal representative body of the London silver market is the LBMA.

     At noon on each business day, there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London silver fixing is traditionally limited to three market-making members of the LBMA.

     Clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the silver fixing meeting. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Silver Fix Price is the most widely used benchmark for daily silver prices.

     The official afternoon gold fixing level in U.S. dollars per troy ounce and the official silver fixing level in U.S. dollars per troy ounce are available on the LBMA website at www.lbma.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LBMA website. No information contained on the LBMA website is incorporated by reference in this product supplement.

The London Platinum and Palladium Market

     The London Platinum Market

     The London platinum market is the principal global clearing center for over-the-counter platinum transactions, including transactions in spot and forward contracts. The principal representative body of the London platinum market is the LPPM.

     At 9:45 a.m. and at 2:00 p.m. on each business day, there is a “fixing” which provides reference platinum prices for that day’s trading.

     Clients place orders with the dealing rooms of LPPM members, who net all orders before communicating their interest to their representative at the platinum fixing telephonic meeting. Orders may be changed at any time during these proceedings. The platinum price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Platinum Fix Price is the most widely used benchmark for daily platinum prices.

     The afternoon platinum fixing level in U.S. dollars per troy ounce and the platinum fixing level in U.S. dollars per troy ounce are available on the LPPM website at www.lppm.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LPPM website. No information contained on the LPPM website is incorporated by reference in this product supplement.

No Relationship Between the LME, ICE Futures, NYMEX, CBOT, LBMA or the LPPM and J.P. Morgan Chase & Co.

     The notes are not sponsored, endorsed, sold or promoted by the LME, ICE Futures, NYMEX, CBOT, LBMA or the LPPM. The LME, ICE Futures, NYMEX, CBOT, LBMA and the LPPM make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LME, ICE Futures, NYMEX, CBOT, LBMA and the LPPM have no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LME, ICE Futures, NYMEX, CBOT, LBMA and the LPPM are not responsible for and have not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LME, ICE Futures, NYMEX, CBOT, LBMA and the LPPM have no obligation or liability in connection with the administration, marketing or trading of the notes.

     THE LME, ICE FUTURES, NYMEX, CBOT, LBMA AND THE LPPM DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE COMMODITIES WHICH COMPOSE THE WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT, LBMA OR THE LPPM AND THE LME, ICE FUTURES, NYMEX, CBOT, LBMA AND THE LPPM SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. THE LME, ICE FUTURES, NYMEX, CBOT, LBMA AND THE LPPM MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE COMMODITIES WHICH COMPOSE THE WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT, LBMA OR THE LPPM. THE LME, ICE FUTURES, NYMEX, CBOT, LBMA AND THE LPPM MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE COMMODITIES WHICH COMPOSE THE WHICH ARE TRADED ON THE LME, ICE FUTURES, NYMEX, CBOT, LBMA OR THE LPPM. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LME, ICE FUTURES, NYMEX, CBOT, LBMA AND THE LPPM HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LME, ICE FUTURES, NYMEX, LBMA OR THE LPPM AND THE LME, ICE FUTURES, NYMEX, CBOT, LBMA AND THE LPPM MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE DOW JONES — UBS COMMODITY INDEX

     We have derived all information contained in this product supplement regarding the Dow Jones — UBS Commodity Index, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones — UBS Commodity Index Handbook (a document that is considered proprietary to Dow Jones & Company, Inc. (“Dow Jones”) and UBS Securities LLC (“UBS”) and is available to those persons who enter into a license agreement available at www.djindexes.com/ubs/index.cfm?go=handbook ). Such information reflects the policies of, and is subject to change by, Dow Jones and UBS. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the Dow Jones — UBS Commodity Index, UBS and Dow Jones. Dow Jones and UBS are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and UBS have no obligation to continue to publish the Dow Jones — UBS Commodity Index, and may discontinue publication of the Dow Jones — UBS Commodity Index at any time in their sole discretion.

     On May 6, 2009, UBS completed its acquisition of the commodity index business of AIG Financial Products Corp. (“AIG-FP”), including AIG-FP’s rights to the Dow Jones — AIG Commodity Index. Effective on May 7, 2009, the Dow Jones — AIG Commodity Index is rebranded as “Dow Jones — UBS Commodity Index.”

     The Dow Jones — UBS Commodity Index is reported by Bloomberg, L.P. under the ticker symbol “DJUBS.”

Overview

     The Dow Jones — UBS Commodity Index was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones — UBS Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones — UBS Commodity Index for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gasoline, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones — UBS Commodity Index are currently listed for trading on the Chicago Board of Trade (“CBOT”).

     The Dow Jones — UBS Commodity Index is a proprietary index that Dow Jones and UBS developed and that Dow Jones, in conjunction with UBS, calculates. The methodology for determining the composition and weighting of the Dow Jones — UBS Commodity Index and for calculating its value is subject to modification by Dow Jones and UBS at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones — UBS Commodity Index level approximately every fifteen (15) seconds (assuming the Dow Jones — UBS Commodity Index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes the final Dow Jones — UBS Commodity Index level for each DJ-UBS Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day on Reuters. Dow Jones — UBS Commodity Index levels can also be obtained from the official websites of both Dow Jones and UBS and are also published in The Wall Street Journal.

     Dow Jones and UBS publish both a total return version and excess return version of the Dow Jones — UBS Commodity Index. The total return version of the Dow Jones — UBS Commodity Index is equivalent to the excess return version, except that the total return version also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts. If the notes are linked to the Dow Jones — UBS Commodity Index, the relevant terms supplement will specify whether the Index is the Dow Jones — UBS Commodity Index Total Return or the Dow Jones — UBS Commodity Index Excess Return.

     A “DJ-UBS Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones — UBS Commodity Index”) for the Dow Jones — UBS Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Dow Jones — UBS Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-UBS Business Day will not exist.

     UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones — UBS Commodity Index, as well as commodities, including commodities included in the Dow Jones — UBS Commodity Index. For information about how this trading may affect the value of the Dow Jones — UBS Commodity Index, see “Risk Factors — For notes linked to the Dow Jones — UBS Commodity Index, trading and other transactions by UBS and Dow Jones in the futures contracts constituting the Dow Jones — UBS Commodity Index and the underlying commodities may affect the level of the Dow Jones — UBS Commodity Index.”

The Dow Jones — UBS Commodity Index Supervisory and Advisory Committees

     Dow Jones and UBS have established the Dow Jones — UBS Commodity Index Supervisory Committee and the Dow Jones — UBS Commodity Index Advisory Committee to assist them in connection with the operation of the Dow Jones — UBS Commodity Index. The Dow Jones — UBS Commodity Index Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones — UBS Commodity Index, with advice and recommendations from the Advisory Committee. The Dow Jones — UBS Commodity Index Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by UBS. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones — UBS Commodity Index for the coming year. These committees may also meet at such other times as may be necessary.

     As described in more detail below, the Dow Jones — UBS Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — UBS Commodity Index are determined each year in June or July by UBS under the supervision of the Dow Jones — UBS Commodity Index Supervisory Committee following advice from the Dow Jones —UBS Commodity Index Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

     For example, the composition of the Dow Jones — UBS Commodity Index for 2009 was approved by the Dow Jones — UBS Index Oversight Committee in August of 2008 and published on August 13, 2008. The January 2009 reweighting and rebalancing is based on the following percentages:

The Dow Jones — UBS Commodity Index 2009 Commodity Index Percentages

COMMODITY	WEIGHTING
Crude Oil	13.7526330%
Natural Gas	11.8900640%
Gold	7.8627470%
Soybeans	7.5994330%
Copper	7.3065410%
Aluminum	6.9991660%
Corn	5.7214090%
Wheat	4.7962120%
Live Cattle	4.2853450%
Gasoline	3.7091280%
Heating Oil	3.6481740%
Zinc	3.1424310%
Sugar	2.9931550%
Coffee	2.9726400%
Silver	2.8913020%
Soybean Oil	2.8828690%
Nickel	2.8827230%
Lean Hogs	2.3988780%
Cotton	2.2651500%

     Information concerning the Dow Jones — UBS Commodity Index, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones — UBS Commodity Index

The Dow Jones — UBS Commodity Index was created using the following four main principles:

  ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones — UBS Commodity Index uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones — UBS Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones — UBS Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones — UBS Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  DIVERSIFICATION. A second major goal of the Dow Jones — UBS Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones — UBS Commodity Index is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  CONTINUITY. The third goal of the Dow Jones — UBS Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones — UBS Commodity Index from year to year. The Dow Jones — UBS Commodity Index is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones — UBS Commodity Index.

  LIQUIDITY. Another goal of the Dow Jones — UBS Commodity Index is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones — UBS Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

     These four principles represent goals of the Dow Jones — UBS Commodity Index and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or UBS.

Composition of the Dow Jones — UBS Commodity Index — Commodities Available for Inclusion

     A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones — UBS Commodity Index and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

     As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones — UBS Commodity Index were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

     The 19 Dow Jones — UBS Commodities for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gasoline, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, wheat and zinc.

Designated Contracts for Each Commodity

     A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones — UBS Commodity Index. With the exception of several LME contracts, where the Dow Jones — UBS Commodity Index Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones — UBS Commodity Index Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones — UBS Commodity Index Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones — UBS Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones — UBS Commodity Index Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones — UBS Commodity Index, pursuant to special meetings. Please see “Risk Factors – UBS may be required to replace a designated contract if the existing futures contract is terminated or replaced.”

     The Designated Contracts for 2009 Dow Jones — UBS Commodities are as follows:

Dow Jones — UBS Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gasoline	Reformulated Gasoline Blendstock for	NYMEX	42,000 gal	cents/gallon
Oxygen Blending†
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Live Cattle	Live Cattle	CME^	40,000 lbs	cents/pound
Lean Hogs	Lean Hogs	CME^	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	$/troy oz.
Soybean Oil	Soybean Oil	CBOT	5,000 bushels	cents/bushel
Soybeans	Soybeans	CBOT	60,000 lbs	cents/pound

Commodity	Designated Contract	Exchange	Units	Price quote
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**	The Dow Jones — UBS Commodity Index uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones — UBS Commodity Index.
***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.
†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones — UBS Commodity Index in April 2006.

     In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones — UBS Commodity Index.

Commodity Groups

     For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones — UBS Commodity Index are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
Unleaded Gasoline

Precious Metals	Gold	Grains	Corn
	Silver		Soybeans
	Platinum		Soybean Oil
Wheat

Industrial Metals	Aluminum	Softs	Cocoa
	Copper		Coffee
	Lead		Cotton
	Nickel		Sugar
Tin
Zinc

Dow Jones — UBS Commodity Index Breakdown by Commodity Group

     The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones — UBS Commodity Index set forth under “The Dow Jones — UBS Commodity Index 2009 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	10.75%
Industrial Metals	20.33%
Livestock	6.69%
Grains	21.00%
Softs	8.23%

Annual Reweightings and Rebalancings of The Dow Jones — UBS Commodity Index

     The Dow Jones — UBS Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — UBS Commodity Index are determined each year in June or July by UBS under the supervision of the Dow Jones — UBS Commodity Index Supervisory Committee following advice from the Dow Jones — UBS Commodity Index Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

Determination of Relative Weightings

     The relative weightings of the Dow Jones — UBS Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones — UBS Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones — UBS Commodity Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones — UBS Commodity Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones — UBS Commodity Index (the “Dow Jones — UBS Commodities”) and their respective percentage weights.

Diversification Rules

     The Dow Jones — UBS Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones — UBS Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones — UBS Commodity Index as of January of each year:

  No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones — UBS Commodity Index.

  No single commodity may constitute more than 15% of the Dow Jones — UBS Commodity Index.

  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones — UBS Commodity Index.

  No single commodity included in the Dow Jones — UBS Commodity Index may constitute less than 2% of the Dow Jones — UBS Commodity Index.

     Following the annual reweighting and rebalancing of the Dow Jones — UBS Commodity Index in January, the percentage of any Index Commodity or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

     Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones — UBS Commodity Index by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones — UBS Commodity Index, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the Dow Jones — UBS Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

     The Dow Jones — UBS Commodity Index is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones —UBS Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones — UBS Commodity Index is a mathematical process whereby the CIMs for the Dow Jones — UBS Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones — UBS Commodity Index level to calculate the new Dow Jones — UBS Commodity Index level. Dow Jones disseminates the Dow Jones — UBS Commodity Index level approximately every fifteen (15) seconds (assuming the Dow Jones — UBS Commodity Index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes the final Dow Jones — UBS Commodity Index level for each DJ-UBS Business Day at approximately 4:00 p.m. (New York time) on each such day on Reuters. Dow Jones — UBS Commodity Index levels can also be obtained from the official websites of both Dow Jones and UBS and are also published in The Wall Street Journal.

The Dow Jones — UBS Commodity Index Is a Rolling Index

     The Dow Jones — UBS Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones — UBS Commodity Index is a “rolling index.”

Dow Jones — UBS Commodity Index Calculation Disruption Events

     From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones — UBS Commodity Index will be adjusted in the event that UBS determines that any of the following index calculation disruption events exists:

     (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones — UBS Commodity Index on that day;

     (b) the settlement price of any futures contract used in the calculation of the Dow Jones — UBS Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

     (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — UBS Commodity Index; or

     (d) with respect to any futures contract used in the calculation of the Dow Jones — UBS Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

     “Dow JonesSM,” “Dow Jones — UBS Commodity Index” and “DJ-UBSCISM” are registered trademarks or service marks of Dow Jones & Company, Inc. and UBS, as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

     Dow Jones, UBS and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones — UBS Commodity Index, which is published by Dow Jones and UBS, in connection with certain products, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, UBS or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones — UBS Commodity Index, which is determined, composed and calculated by Dow Jones in conjunction with UBS without regard to JPMorgan Chase & Co. or the notes. Dow Jones and UBS have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones — UBS Commodity Index. None of Dow Jones, UBS or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, UBS or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, UBS and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, UBS and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones — UBS Commodity Index and the Dow Jones — UBS Commodity Index Total Return), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones — UBS Commodity Index and the notes.

     This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones — UBS Commodity Index components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones — UBS Commodity Index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones — UBS Commodity Index components has been derived solely from publicly available documents. None of Dow Jones, UBS or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones — UBS Commodity Index components in connection with the notes. None of Dow Jones, UBS or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones — UBS Commodity Index components, including, without limitation, a description of factors that affect the prices of such Dow Jones — UBS Commodity Index components, are accurate or complete.

     NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — UBS COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS AND JPMORGAN CHASE & CO., OTHER THAN UBS AND ITS AFFILIATES.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones — UBS Commodity Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones — UBS Commodity Index has been composed exclusively of futures contracts traded on regulated exchanges.

THE GSCI INDICES

     The notes may also be linked to the performance of some or all of the following sector indices: the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return (each a “GSCI Sector Index,” and together, the “GSCI Sector Indices”). In addition, the notes may be linked to the performance of some or all of the following single commodity sub-indices: the S&P GSCI™ Crude Oil Index Excess Return, the S&P GSCI™ Brent Crude Index Excess Return, the S&P GSCI™ Unleaded Gasoline Index Excess Return, the S&P GSCI™ Heating Oil Index Excess Return, the S&P GSCI™ GasOil Index Excess Return, the S&P GSCI™ Natural Gas Oil Index Excess Return, the S&P GSCI™ Aluminum Index Excess Return, the S&P GSCI™ Copper Index Excess Return, the S&P GSCI™ Lead Index Excess Return, the S&P GSCI™ Nickel Index Excess Return, the S&P GSCI™ Zinc Index Excess Return, the S&P GSCI™ Gold Index Excess Return, the S&P GSCI™ Silver Index Excess Return, the S&P GSCI™ Wheat Index Excess Return, the S&P GSCI™ Kansas Wheat Index Excess Return, the S&P GSCI™ Corn Index Excess Return, the S&P GSCI™ Soybeans Index Excess Return, the S&P GSCI™ Cotton Index Excess Return, the S&P GSCI™ Sugar Index Excess Return, the S&P GSCI™ Coffee Index Excess Return, the S&P GSCI™ Cocoa Index Excess Return, the S&P GSCI™ Feeder Cattle Index Excess Return, the S&P GSCI™ Live Cattle Index Excess Return and the S&P GSCI™ Lean Hogs Index Excess Return (each a “GSCI Single Component Index,” and collectively, the “GSCI Single Component Indices,” and collectively with the GSCI Sector Indices, the “GSCI Indices”). If the notes are linked to any GSCI Single Component Index, any relevant disclosure for such GSCI Single Component Index will be provided in the relevant terms supplement.

     Each of the GSCI Indices is a sub-index of the S&P GSCI™, a composite index of commodity sector returns. The S&P GSCI™ and the GSCI Indices are published by Standard & Poor’s, a division of the McGraw-Hill Companies (“S&P”), and are determined, composed and calculated by S&P without regard to the notes. S&P acquired the rights to the S&P GSCI™ from Goldman, Sachs & Co. in February 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991. The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®.

     S&P also publishes total return versions of each of the GSCI Indices. If specified in relevant terms supplement, your notes may be linked to a total return version of one or more of the GSCI Indices. The total return versions of each of the GSCI Indices are equivalent to the excess return versions, except that the total return indices also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts.

     The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with its Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

     The S&P GSCI™ Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. As of September 8, 2009, the S&P GSCI™ Agriculture Index Excess Return composed 13.64% of the total S&P GSCI™. In turn, as of that date, 3.04% of the value of the S&P GSCI™ was determined by futures contracts for Wheat (Chicago Wheat), 0.63% of the value was determined by futures contracts for Red Wheat (Kansas Wheat), 2.90% of the value was determined by futures contracts for Corn, 2.42% of the value was determined by futures contracts for Soybeans, 1.03% of the value was determined by futures contracts for Cotton, 2.50% of the value was determined by futures contracts for Sugar, 0.74% of the value was determined by futures contracts for Coffee and 0.38% of the value was determined by futures contracts for Cocoa.

     The S&P GSCI™ Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. As of September 8, 2009, the S&P GSCI™ Energy Index Excess Return composed 70.30% of the total S&P GSCI™. In turn, as of that date, 39.72% of the value of the S&P GSCI™ was determined by futures contracts for WTI Crude Oil, 13.64% of the value was determined by futures contracts for Brent Crude Oil, 4.75% of the value was determined by futures contracts for RBOB Gasoline, 4.34% of the value was determined by futures contracts for No. 2 Heating Oil, 4.71% of the value was determined by futures contracts for GasOil and 3.14% of the value was determined by futures contracts for Natural Gas.

     The S&P GSCI™ Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. As of September 8, 2009, the S&P GSCI™ Industrial Metals Index Excess Return composed 8.31% of the total S&P GSCI™. In turn, as of that date, 2.46% of the value of the S&P GSCI™ was determined by futures contracts for High Grade Primary Aluminum, 3.71% of the value was determined by futures contracts for Copper Grade A, 0.62% of the value was determined by futures contracts for Standard Lead, 0.81% of the value was determined by futures contracts for Primary Nickel and 0.71% of the value was determined by futures contracts for Special High Grade Zinc.

     The S&P GSCI™ Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs. As of September 8, 2009, the S&P GSCI™ Livestock Index Excess Return composed 4.46% of the total S&P GSCI™. In turn, as of that date, 2.76% of the value of the S&P GSCI™ was determined by futures contracts for Live Cattle and 1.16% of the value was determined by futures contracts for Lean Hogs and 0.53% of the value was determined by futures contracts for Feeder Cattle.

     The S&P GSCI™ Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. As of September 8, 2009, the S&P GSCI™ Precious Metals Index Excess Return composed 3.29% of the total S&P GSCI™. In turn, as of that date, 2.92% of the value of the S&P GSCI™ was determined by futures contracts for Gold and 0.37% of the value was determined by futures contracts for Silver.

     The GSCI Indices reflect the excess returns that are potentially available through an unleveraged investment in the futures contracts relating to the various components of the S&P GSCI™. Since the S&P GSCI™ is the parent index of the GSCI Indices, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the GSCI Indices.

     The value of the GSCI Indices on any given day reflects:

  the price levels of the contracts included in the GSCI Index (which represents the value of the GSCI Index), and the “contract daily return,” which is the percentage change in the total dollar weight of the GSCI Index from the previous day to the current day.

  Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI™ and the GSCI Indices. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI™ and the GSCI Indices.

The Index Committee and the Index Advisory Panel

     S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the indices. The Committee is comprised of three full-time professional members of S&P’s staff and two members of Goldman Sachs Group, Inc. At each meeting, the Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

     S&P considers information about changes to its indices and related matters to be potentially market- moving and material. Therefore, all Index Committee discussions are confidential.

     S&P has established an Index Advisory Panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™. The Advisory Panel meets on an annual basis and at other times at the request of S&P. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™. The Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI™ are made by S&P.

     The Advisory Panel meets on a regular basis, once during each year. Prior to the meeting, S&P determines the commodities and contracts to be included in the S&P GSCI™ for the following calendar year, as well as the weighting factors for each commodity. The Advisory Panel members receive the proposed composition of the S&P GSCI™ in advance of the meeting and discuss the composition at the meeting. S&P also consults the Advisory Panel on any other significant matters with respect to the calculation or operation of the S&P GSCI™. The Advisory Panel may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the S&P GSCI™

     In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

  The contract must be in respect of a physical commodity and not a financial commodity.

  In addition, the contract must:

    have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

    at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

     From January 2007, the trading facility on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

     The commodity must be the subject of a contract that:

  is denominated in U.S. dollars; and

  is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:

    makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

    makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

    accepts bids and offers from multiple participants or price providers; and

    is accessible by a sufficiently broad range of participants.

     With respect to inclusion on each sub-index of the S&P GSCI™, a contract must be in respect to the physical commodity that is described by that specific index.

     The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, however, S&P, in consultation with the Advisory Panel, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

     At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

     For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

  A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must, in order to be added to the S&P GSCI™ at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

  A contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must, in order to continue to be included in the S&P GSCI™ after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

  A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must, in order to be added to the S&P GSCI™ at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

  A contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must, in order to continue to be included in the S&P GSCI™ after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition:

  A contract that is already included in the S&P GSCI™ at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.

  A contract that is not included in the S&P GSCI™ at the time of determination must, in order to be added to the S&P GSCI™ at such time, have a reference percentage dollar weight of at least 1.0%.

  In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

  If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the S&P GSCI™ the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI™ attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

     The contracts currently included in the S&P GSCI™ are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), the IntercontinentalExchange Futures (“ICE Futures”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the LME.

     The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation, or other factors, S&P, in consultation with the advisory committee may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

     The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

     In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI™, in consultation with the Advisory Panel, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ which no longer satisfy such criteria, if any, will be deleted.

     S&P, in consultation with the Advisory Panel, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. S&P has the discretion to make any such modifications, in consultation with the Advisory Panel.

Contract Expirations

     Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, in consultation with the Advisory Panel, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

     If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI™

     The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time. The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

The dollar weight of each such commodity on any given day is equal to:

  the daily contract reference price,

  multiplied by the appropriate CPWs, and

  during a roll period, the appropriate “roll weights” (discussed below).

     The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

Contract Daily Return

     The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™ of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

     The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

     If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;

  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

  trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract, will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the GSCI Indices

     The value of any of the GSCI Indices on any S&P GSCI™ business day is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCI™ business day multiplied by (2) one plus the contract daily return of the applicable GSCI Index on the S&P GSCI™ business day on which the calculation is made.

Information

     All information contained herein relating to the S&P GSCI™ and each of the GSCI Indices, including their make-up, method of calculation, changes in its components and historical performance, has been derived from publicly available information.

     The information contained herein with respect to each of the GSCI Indices and the S&P GSCI™ reflects the policies of, and is subject to change by, S&P.

     Current information regarding the market value of the GSCI Indices is available from S&P and from numerous public information sources. We make no representation that the publicly available information about the GSCI Indices is accurate or complete.

License Agreement with Standard & Poor’s

     The S&P GSCI™ and the GSCI Indices are licensed by Standard and Poor’s, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) for use in connection with an issuance of the notes.

     The notes are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representations or warranties, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P indices to track general stock market performance or any economic factors. S&P’s only relationship to JPMorgan Chase Bank, N.A. (the “Licensee”) and its affiliates is the licensing of certain trademarks and trade names of S&P and/or of the S&P GSCI™ which is determined, composed and calculated by S&P without regard to the Licensee or the notes. S&P has no obligation to take the needs of the Licensee, its affiliates or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI™. S&P is not responsible for and have not participated in the determination of, the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONDITIONS OR REPRESENTATIONS AS TO RESULTS TO BE OBTAINED BY LICENSEE, ITS AFFILIATES, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI™ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

OTHER UNDERLYINGS

     If the notes are linked to a commodity or commodity index not described in this product supplement or to a commodity or commodity index described in this product supplement that changed its methodology in any material respect, a separate underlying supplement will provide additional information relating to such commodity or commodity index.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P.Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Ending Level, the Strike Level (if applicable), the Underlying Return, the payment at maturity, if any, on the notes, the Trading Price or Index Level, as applicable, at any time (for notes with continuous monitoring) during the Monitoring Period or on any Monitoring Day, as applicable, or the Closing Price or Index Closing Level, as applicable (for notes with daily monitoring) on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, the Closing Price or Index Closing Level, as applicable, on each Initial Averaging Date, if applicable, and on each Valuation Date. The calculation agent will also determine whether there has been a market disruption event or a discontinuation of the Underlying, the amount payable to you in the event of an early acceleration due to a commodity hedging disruption event and whether there has been a material change in the method of calculation of the Underlying so that the Underlying does not, in the opinion of the calculation agent, fairly represent the level of the Underlying (or relevant successor underlying, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Initial Level, the Strike Level, if applicable, the Ending Level, the Underlying Return, the Trading Price, Index Level, Closing Price or Index Closing Level, as applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the Closing Price or Index Closing Level, as applicable, on any Initial Averaging Date, if applicable, or any Valuation Date and, consequently, the Underlying Return or the Trading Price or Index Level, as applicable, at any time or the Closing Price or Index Closing Level, as applicable, on any trading day during the Monitoring Period or on any Monitoring Day, as applicable, for purposes of determining whether a Knock-Out Event has occurred, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of the events described in the following paragraph individually as a “market disruption event.” In addition, certain events may prevent us or our affiliates from hedging our obligations under the notes including, but not limited to, changes in laws or regulations applicable to the commodity futures contracts underlying the Underlying. In the case of such an event we have the right, but not the obligation, to accelerate the payment on the notes as described below under “— Consequences of a Commodity Hedging Disruption Event.”

     For notes linked to a Commodity:

     With respect to the LME, ICE Futures, NYMEX, CBOT, LBMA, the LPPM or any other relevant exchange and the Commodity (or any relevant successor Commodity), a “market disruption event” means:

(1)	a suspension, absence or material limitation of trading in (i) the Commodity (or the relevant successor Commodity) on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to the Commodity (or the relevant successor Commodity) on the relevant exchange for those contracts, as determined by the calculation agent; or

(2)	any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the Commodity (or the relevant successor Commodity) on its relevant exchange or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the Commodity (or the relevant successor Commodity) on its relevant exchange (including, but not limited to, limitations, suspensions or disruptions of trading of one or more futures contracts on the Commodity (or the relevant successor Commodity) by reason of movements succeeding “limit up” or “limit down” levels permitted by the relevant exchange); or

(3)	the closure on any day of the relevant exchange for the Commodity (or the relevant successor Commodity) on a scheduled trading day prior to the scheduled weekday closing time of such relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant exchange on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such relevant exchange; or

(4)	any scheduled trading day on which (i) the relevant exchange for the Commodity (or the relevant successor Commodity) or (ii) the relevant exchanges or quotation systems, if any, on which futures or options contracts on the Commodity (or the relevant successor Commodity) are traded, fails to open for trading during its regular trading session; or

(5)	the settlement price or fixing level, as applicable, is not published for the Commodity; or

(6)	the occurrence of a material change in the formula for or the method of calculating the relevant settlement price or fixing level, as applicable, of the Commodity; or

(7)	a commodity hedging disruption event,

in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3), (4), (5) or (6) above a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For purposes of determining whether a market disruption event with respect to the Commodity (or the relevant successor Commodity) has occurred, unless otherwise specified in the relevant terms supplement, the following events will not be market disruption events:

  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

  a decision to permanently discontinue trading in the futures or options contracts relating to a Commodity (or the relevant successor Commodity).

     However, the failure of Bloomberg or Reuters, as applicable, to announce or publish the relevant official settlement price or fixing level specified for the Commodity (or the relevant successor Commodity) will constitute a market disruption event with respect to the Commodity (or the relevant successor Commodity).

     For this purpose, with respect to a Commodity traded on a relevant exchange, an “absence of trading” on the relevant exchange on which futures or options contracts related to the Commodity (or the relevant successor Commodity) are traded will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

     In contrast, a suspension or limitation of trading in the Commodity (or the relevant successor Commodity), or futures or options contracts related to the Commodity (or the relevant successor Commodity), if available, on their relevant exchanges, by reason of any of:

  a price change exceeding limits set by such relevant exchange,

  an imbalance of orders, or

  a disparity in bid and ask quotes,

     will constitute a suspension or material limitation of trading.

     For notes linked to an Index:

     With respect to the Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement or related underlying supplement, means:

(1)	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying the Index (or the relevant successor index); or

(2)	the price at any time of any exchange-traded commodity futures contract then underlying the Index (or the relevant successor index) has increased or decreased by an amount equal to or greater than the maximum permitted price change set by the relevant exchange; or

(3)	the failure of the sponsor or calculation agent, as the case may be, for the Index (or the sponsor or calculation agent, as the case may be, for the relevant successor index) to calculate and publish the U.S. dollar level for the Index (or the relevant successor index); or

(4)	the settlement price or fixing level, as applicable, is not published for any exchange-traded commodity futures contract then underlying the Index (or the relevant successor index); or

(5)	the occurrence of a material change in the formula for or the method of calculating the relevant settlement price or fixing level, as applicable, of the exchange-traded commodity futures contracts then underlying the Index (or the relevant successor index); or

(6)	the occurrence of a material change in the content, composition or constitution of the exchange-traded commodity futures contracts then underlying the Index (or the relevant successor index); or

(7)	a commodity hedging disruption event,

in each case as determined by the calculation agent in its sole discretion; and
  in the case of an event described in clause (1), (2), (3), (4), (5) or (6) above, a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     A limitation on the hours or number of days of trading will not constitute a market disruption event with respect to the Index and any relevant successor index if the limitation results from an announced change in the regular business hours of the relevant exchange.

     A “commodity hedging disruption event” means that:

     (a) due to (i) the adoption of, or any change in, any applicable law, regulation, rule or order (including, without limitation, any tax law); or (ii) the promulgation of, or any change in, the interpretation, application, exercise or operation by any court, tribunal, regulatory authority, exchange or trading facility or any other relevant entity with competent jurisdiction of any applicable law, rule, regulation, order, decision or determination (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary (or upon adoption, it will be contrary) to such law, rule, regulation, order, decision or determination for us to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the notes (“hedge positions”), including, without limitation, if such hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

     (b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

     Please see the risk factor entitled “The commodity futures contracts underlying the Underlying are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to the early acceleration of your notes” for more information.

Consequences of a Commodity Hedging Disruption Event

     If a commodity hedging disruption event occurs, we will have the right, but not the obligation, to accelerate the payment on the notes by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such commodity hedging disruption event occurred. The amount due and payable per $1,000 principal amount note upon such early acceleration will be determined on the date on which we deliver notice of such acceleration by the calculation agent in good faith in a commercially reasonable manner and will be payable on the fifth business day following the day the calculation agent delivers notice of such acceleration. For the avoidance of doubt, under these circumstances, the maturity date will be accelerated to such fifth business day. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a commodity hedging disruption event.

Discontinuation of Trading of the Commodity on Its Relevant Exchange; Alternative Method of Calculation

     If the relevant exchange of the Commodity discontinues trading in such Commodity, the calculation agent may, in its sole discretion, replace the Commodity with another commodity, the price of which is quoted on such relevant exchange or any other exchange, that the calculation agent, in its sole discretion, determines to be comparable to the discontinued Commodity (such replacement commodity will be referred to herein as a “successor Commodity”), then the Closing Price for such discontinued Commodity on an Initial Averaging Date, if applicable, a Valuation Date, any trading day during the Monitoring Period or any Monitoring Day, as applicable, or any other relevant date on which the Closing Price is to be determined will be determined by reference to the official settlement price or fixing level, as applicable, of such successor Commodity at the close of trading on such relevant exchange for such successor Commodity on such day, and the Trading Price at any time will be determined by reference to the price of the successor Commodity on such relevant exchange as reported by Bloomberg or Reuters, as applicable, at such time.

     Upon any selection by the calculation agent of a successor Commodity, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the relevant exchange discontinues trading in or the physical delivery of the Commodity prior to, and such discontinuation is continuing on an Initial Averaging Date, if applicable, a Valuation Date, any trading day during the Monitoring Period or any Monitoring Day, as applicable, or any other relevant date on which the Closing Price is to be determined, and the calculation agent determines, in its sole discretion, that no successor Commodity is available at such time, or the calculation agent has previously selected a successor Commodity and trading in or the physical delivery of such successor Commodity is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, such Valuation Date, any trading day during the Monitoring Period or any Monitoring Day, as applicable, or such other relevant date, then the calculation agent will determine the Closing Price for such Initial Averaging Date, Valuation Date, any such trading day during the Monitoring Period or any such Monitoring Day, or such other relevant date on such date; provided that, if the calculation agent determines that no successor Commodity exists for the discontinued Commodity, the Closing Price for such Commodity will be the settlement price or fixing level, as applicable, that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the date following the relevant Initial Averaging Date, Valuation Date, any such trading day during the Monitoring Period or any such Monitoring Day, or such other relevant date. If the relevant terms supplement provides for continuous monitoring and a Knock-Out Event has not previously occurred, the notes will nonetheless thereafter be subject to daily monitoring, and a Knock-Out Event will be deemed to have occurred if the Closing Price has declined, as compared to the Initial Level (or Strike Level, if applicable), by a percentage that is equal to or greater than the Knock-Out Buffer Amount on any subsequent trading day during the Monitoring Period or on any subsequent Monitoring Day, as applicable.

     Notwithstanding these alternative arrangements, discontinuation of trading on the relevant exchange in the Commodity may adversely affect the value of the notes.

     If at any time the method of calculating the price of any Commodity or successor Commodity, as applicable, is changed in a material respect by the relevant exchange or any other relevant exchange or market for the successor Commodity, or if the reporting thereof is in any other way modified so that such price does not, in the opinion of the calculation agent, fairly represent the value of such Commodity or successor Commodity, as applicable, the calculation agent will, at the close of business in New York City on each day on which the Closing Price for such Commodity or successor Commodity, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such Commodity or successor Commodity, as applicable. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the notes.

Discontinuation of the Index; Alternative Method of Calculation

     If the sponsor of the Index (the “Index Sponsor”) discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level on an Initial Averaging Date, if applicable, a Valuation Date, any trading day during the Monitoring Period or any Monitoring Day, as applicable, or any other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for such successor index on such day, and the Index Level at any time will be determined by reference to the value of the successor index as reported by Bloomberg at such time.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, a Valuation Date, any trading day during the Monitoring Period or any Monitoring Day, as applicable, or any other relevant date on which the Index Closing Level is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, such Valuation Date, any trading day during the Monitoring Period or any Monitoring Day, as applicable, or such other relevant date, then the calculation agent will determine the Index Closing Level for such Initial Averaging Date, Valuation Date, any such trading day during the Monitoring Period or any such Monitoring Day, or such other relevant date on such date. If the relevant terms supplement provides for continuous monitoring and a Knock-Out Event has not previously occurred, the notes will nonetheless thereafter be subject to daily monitoring, and a Knock-Out Event will be deemed to have occurred if the Index Closing Level has declined, as compared to the Initial Level (or Strike Level, if applicable), by a percentage that is equal to or greater than the Knock-Out Buffer Amount on any subsequent trading day during the Monitoring Period or on any subsequent Monitoring Day, as applicable. The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to such discontinuation, using the applicable Contract Price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the calculation agent’s good faith estimate of the applicable Contract Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index Level or Index Closing Level, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index Level or Index Closing Level, as applicable, for such Index with reference to the Index or such successor index, as adjusted. Accordingly, if the method of calculating the Index or such successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the calculation agent will adjust its calculation of the Index or such successor index in order to arrive at a level of the Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were (1) the final Valuation Date and (2) the final trading day of the Monitoring Period or the final Monitoring Day, as applicable. If the notes have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of an event of default.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes. We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions.” While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes will be treated for U.S. federal income tax purposes as “open transactions” with respect to the Underlying and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale or exchange as described below.

     Sale, Exchange or Redemption of a Note. Upon a sale or exchange of a note (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

    Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes prior to maturity) and any income recognized upon a sale or exchange of your notes (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, such as the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of up to 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

    Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, neither JPMSI nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 170-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 170-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 170-A-II, any related underlying supplement nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 170-A-II, any related underlying supplement nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 170-A-II, any related underlying supplement and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 170-A-II, any related underlying supplement nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 170-A-II, any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 170-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

      Each Agent has represented and agreed that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.